250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Jillian Cutrone Tel: (518) 415-4306 Fax: (518) 745-1976

FOR IMMEDIATE RELEASE

Arrow Declares June Cash Dividend

GLENS FALLS, N.Y. (April 24, 2019) -- The Board of Directors of Arrow Financial Corporation (NasdaqGS® - AROW) on April 24, 2019, declared a quarterly cash dividend of $0.26 per share payable June 14, 2019, to shareholders of record June 4, 2019. This represents an increase of 7.1% over the cash dividend paid in the second quarter of 2018, as a result of the 3% stock dividend, and the 1 cent increase to the quarterly dividend rate, both occurring in September 2018.

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Arrow Financial Corporation (NasdaqGS® - AROW) is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc., and Upstate Agency, LLC, specializing in property and casualty insurance and group health and employee benefits.

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